                    ARKANSAS SUPPLEMENT TO THE PROSPECTUS

An Arkansas resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000. An investor in the Programs may invest no more than 10% of his or her net worth. Net worth in all of these cases is determined exclusive of residence, automobiles and furnishings.

Notwithstanding any language to the contrary in the Prospectus, the Company will give written notice to the Participant if the value of his or her pledged shares falls below 150% of this Account Indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his or her pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash.

The Company will give the Participant seven days after mailing of notice of the 150% requirement to furnish additional qualified collateral or cash to prevent a possible decline of the value of the pledged shares below the 130% requirement, which would result in termination of the Program. If the value of the pledged shares during this seven day period declines below the 130% requirement, the Company will not terminate this Program until the seven day period has expired. If the value of the pledged shares declines below 130% after this seven day period, the Company will terminate the Program and notify the Participant of the termination.



Form 4-6814 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                SUPPLEMENTAL INFORMATION FOR ARIZONA RESIDENTS

The following should supplement the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" on page 20 of this Prospectus:

The continuance of the Programs is dependent upon the Company's ability to provide, or arrange for the financing of insurance premiums for Participants. If the Company is unable to borrow funds in the future or continue to borrow funds under its Loan Agreements for the purpose of financing loans to Participants for the payment of insurance premiums at a cost sufficiently lower than the lending rate charged to Program Participants to provide sufficient revenue to offset the Company's general and administrative expenses, it may not be able to continue the sale of the Programs. The Company intends to continue making such loans as long as funds are available to it at a reasonable cost.
                                  --------------------

The following language should replace the last sentence of the last paragraph under the section entitled "Programs -- Financing of the Programs by the Company", on page 16 of this Prospectus:

All ongoing and future material affiliated transactions and loans will be generally available on terms no less favorable to the Company than those from unaffiliated third parties; and all ongoing and future material affiliated transactions and loans, and any forgiveness of loans, will be approved by a majority, if any, of the independent outside members of the Company's board of directors not having any interest in the transactions.

The following should supplement the section entitled "Status Reports" on page 17 of this Prospectus:

The Company will not furnish reports on the status of a Program to a Participant, including annual statements referred to on page 20, unless he makes a specific request. Accordingly, a Participant should consider making requests for such reports periodically in order to compare the value of his Program with the "Margin and Collateral Requirements" on page 12 and elsewhere herein. See also "Termination" on page 15.

In reference to the "Margin and Collateral Requirements" section on page 12 of the Prospectus the following shall apply in this state: (i) 150% Requirement -- the Company will give notice to a Participant if the value of his shares decreases below 150% of his Account Indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash. (ii) 130% Requirement -- of the value of a Participant's shares pledged with the Company declines below 130% of his Account Indebtedness, the Company will, without notice to the Participant, pledge with itself any qualified shares available for pledge which it is holding for the Participant as custodian. If the shares so pledged are insufficient to bring the total value to the pledge shares to a figure in excess of 130% of the Account Indebtedness, the Company will, with notice to the Participant, terminate his program, redeem his pledged shares and return the excess shares, if any, to the Participant. For example, if the total value of pledged shares and qualified shares is $1,250 and a Participant's Account Indebtedness is $1,000, the Company will, without notice to the Participant, pledge with itself all qualified shares available for pledge and thereafter, after notice to the Participant, terminate the Program, redeem the number of shares necessary to pay the Account Indebtedness and return the excess shares, if any, to the Participant. The attention of all prospective Participants is directed to the "Margin and Collateral Requirements" discussion being at page 12, and in particular to the discussion of the "Maintenance Margin Requirement" beginning at page 13.



Form 3-0960 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                     INDIANA SUPPLEMENT TO THE PROSPECTUS

A Indiana resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000. An investor in the Programs may invest no more than 30% of his or her net worth. Net worth in all of these cases is determined exclusive of residence, automobiles and furnishings.

Notwithstanding any language to the contrary in the Prospectus, the Company will give written notice to the Participant if the value of his or her pledged shares falls below 150% of this Account indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his or her pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash.

The Company will give the Participant seven days after mailing of notice of the 150% requirement to furnish additional qualified collateral or cash to prevent a possible decline of the value of the pledged shares below the 130% requirement, which would result in termination of the Program. If the value of the pledged shares during this seven day period declines below the 130% requirement, the Company will not terminate this Program until the seven day period has expired. If the value of the pledged shares declines below 130% after this seven day period, the Company will terminate the Program and notify the Participant of the termination.

A PARTICIPANT SHOULD UNDERSTAND THAT FLUCTUATIONS IN THE VALUE OF THE MUTUAL FUND SHARES PURCHASED MAY RESULT IN THE FAILURE OF THE PARTICIPANT TO MAINTAIN APPROPRIATE COLLATERAL AMOUNTS AND THE SUBSEQUENT EARLY TERMINATION OF HIS/HER PROGRAM AND THE LOSS OF THE BENEFITS OF THE PROGRAM, INCLUDING THE INSURANCE, IF THE PARTICIPANT IS UNABLE TO CONTINUE THE PREMIUM PAYMENTS AFTER TERMINATION.



Form 4-6133 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                       IOWA SUPPLEMENT TO THE PROSPECTUS

An Iowa resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000. An investor in the Programs may invest no more than 10% of his or her net worth. Net worth in all of these cases is determined exclusive of residence, automobiles and furnishings.

Notwithstanding any language to the contrary in the Prospectus, the Company will give written notice to the Participant if the value of his or her pledged shares falls below 150% of this Account Indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his or her pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash.

The Company will give the Participant seven days after mailing of notice of the 150% requirement to furnish additional qualified collateral or cash to prevent a possible decline of the value of the pledged shares below the 130% requirement, which would result in termination of the Program. If the value of the pledged shares during this seven day period declines below the 130% requirement, the Company will not terminate this Program until the seven day period has expired. If the value of the pledged shares declines below 130% after this seven day period, the Company will terminate the Program and notify the Participant of the termination.

Form 4-6152 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                  MASSACHUSETTS SUPPLEMENT TO THE PROSPECTUS

A Massachusetts resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000. An investor in the Programs may invest no more than 10% of his or her net worth. Net worth in all of these cases is determined exclusive of residence, automobiles and furnishings.

Notwithstanding any language to the contrary in the Prospectus, the Company will give written notice to the Participant if the value of his or her pledged shares falls below 150% of this Account Indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his or her pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash.

The Company will give the Participant seven days after mailing of notice of the 150% requirement to furnish additional qualified collateral or cash to prevent a possible decline of the value of the pledged shares below the 130% requirement, which would result in termination of the Program. If the value of the pledged shares during this seven day period declines below the 130% requirement, the Company will not terminate this Program until the seven day period has expired. If the value of the pledged shares declines below 130% after this seven day period, the Company will terminate the Program and notify the Participant of the termination.



Form 4-6819 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                     MICHIGAN SUPPLEMENT TO THE PROSPECTUS

A Michigan resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000. Net worth is determined exclusive of residence, automobiles and furnishings.

Notwithstanding any language to the contrary in the Prospectus, the Company will give written notice to the Participant if the value of his or her pledged shares falls below 150% of this Account Indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his or her pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash.

The Company will give the Participant seven days after mailing of notice of the 150% requirement to furnish additional qualified collateral or cash to prevent a possible decline of the value of the pledged shares below the 130% requirement, which would result in termination of the Program. If the value of the pledged shares during this seven day period declines below the 130% requirement, the Company will not terminate this Program until the seven day period has expired. If the value of the pledged shares declines below 130% after this seven day period, the Company will terminate the Program and notify the Participant of the termination.

The rate of interest that may be charged in Michigan shall not exceed an annual rate of 12.68%. See page 11 of the Prospectus.



Form 4-0958 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                SUPPLEMENTAL INFORMATION FOR MISSOURI RESIDENTS

The following should supplement the section entitled "Status Reports" on page 17 of this Prospectus: The Company will not furnish reports on the status of a Program to a Participant, including annual statements referred to on page 17, unless he makes a specific request. Accordingly, a Participant should consider making requests for such reports periodically in order to compare the value of his Program with the "Margin and Collateral Requirements" on page 12 and elsewhere herein. See also "Termination" on page 15.

In reference to the "Margin and Collateral Requirements" section on pages 12 to 14 of the Prospectus the following shall apply in this state: (i) 150% Requirement -- the Company will give notice to a Participant if the value of his shares decreases below 150% of his Account Indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash. (ii) 130% Requirement -- if the value of a Participant's shares pledged with the Company declines below 130% of his Account Indebtedness, the Company will, without notice to the Participant, pledge with itself any qualified shares available for pledge which it is holding for the Participant as custodian. If the shares so pledged are insufficient to bring the total value to the pledge shares to a figure in excess of 130% of the Account Indebtedness, the Company will, with notice to the Participant, terminate his program, redeem his pledged shares and return the excess shares, if any, to the Participant. For example, if the total value of pledged shares and qualified shares is $1,250 and a Participant's Account Indebtedness is $1,000, the Company will, without notice to the Participant, pledge with itself all qualified shares available for pledge and thereafter, after notice to the Participant, terminate the Program, redeem the number of shares necessary to pay the Account Indebtedness and return the excess shares, if any, to the Participant. The attention of all prospective Participants is directed to the "Margin and Collateral Requirements" discussion being at page 12, and in particular to the discussion of the "Maintenance Margin Requirement" beginning at page 13.



Form 3-0961 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                SUPPLEMENTAL INFORMATION FOR NEBRASKA RESIDENTS

A Nebraska resident may only invest in the Programs if he/she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000.



Form 4-00378 Ed. 4/97              Supplement to Prospectus Dated April 16, 1997

               SUPPLEMENTAL INFORMATION FOR NEW JERSEY RESIDENTS

THE PROGRAMS DESCRIBED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK WHICH COULD RESULT IN SIGNIFICANT LOSSES TO PARTICIPANTS. ACCORDINGLY, PERSONS CONTEMPLATING ENTERING INTO A PROGRAM ARE URGED TO READ AND CONSIDER THE DISCUSSION OF "RISK FACTORS" IN THIS PROSPECTUS.

A New Jersey resident may only invest in the Programs if he/she has (1) an annual family income of $40,000 and a net worth of $40,000, or (2) a net worth of $100,000. Net worth is defined as being exclusive of residence, automobiles and furnishings.



Form 4-00707 Ed. 4/97              Supplement to Prospectus Dated April 16, 1997

                           NEW YORK STATE SUPPLEMENT

Chubb Life Insurance Company of America is not licensed to do business in, and cannot issue insurance policies in, the State of New York.



Form 3-0886 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

             SUPPLEMENTAL INFORMATION FOR NORTH CAROLINA RESIDENTS

Attention North Carolina Investors: These securities have not been approved or disapproved by the Commissioner of Insurance for the State of North Carolina, nor has the Commissioner of Insurance ruled upon the accuracy or the adequacy of this document.



Form 4-00393 Ed. 4/97              Supplement to Prospectus Dated April 16, 1997

              AMENDMENT TO PROSPECTUS OF HAMPSHIRE FUNDING, INC.
                          FOR OKLAHOMA RESIDENTS ONLY
              Programs for the Acquisition of Mutual Fund Shares
          and Insurance Supplement to Prospectus Dated April16, 1997

The text appearing under the heading "Margin and Collateral Requirements" on pages 12 through 14 of the Prospectus is supplemented by the following:

Notwithstanding any language to the contrary in the Prospectus, the Company will give notice to the Participant if the value of his/her pledged shares falls below 150% of his/her Account Indebtedness. At the time of execution of the Hampshire Funding, Inc. Program Agreement, the Participant will instruct the Company to either (a) sell or redeem the pledged shares promptly during the 10 days after the date of the mailing of the 150% notice, if the redemption value falls below 130% of the Participant's Account Indebtedness and the Company has not then received the Participant's written or telegraphic agreement to deliver forthwith sufficient additional qualified collateral or make a sufficient cash payment to cause the redemption value to exceed 130% of the Account Indebtedness; or (b) refrain from selling or redeeming pledged shares for a period of 10 days after the date of mailing the 150% notice, notwithstanding the fact that the redemption value falls below 130% of the Account Indebtedness; provided however, that if the redemption value declines below 120% of the Participant's Account Indebtedness, the Company will promptly, without further notice sell or redeem the Participant's pledged shares. The latter election will provide the Participant with an opportunity to either supply additional qualified collateral or make a cash payment. However, if the Participant fails to do so, the redemption value of his/her shares may be less than 130% of his/her Account Indebtedness at the time of sale.

The text appearing under the heading "Status Reports" on page 17 of the Prospectus is supplemented by the following:

Notwithstanding any language to the contrary in the Prospectus, the Company will furnish on an annual basis to Participants who are residents of Oklahoma a statement of the Participant's Program account.



Form 4-6195 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

           AGENCY AGREEMENT AND LIMITED POWER OF ATTORNEY AMENDMENT

I understand that I will be notified by the Company by registered or certified mail at my last known address according to the Company's books and records should the redemption value of my pledged mutual fund shares decline below 150% of my Account Indebtedness. Such notice is given to afford me an opportunity to consider whether to purchase or deposit additional qualified shares for use as collateral under the loan, or in the alternative, to reduce my indebtedness by a cash payment. I further understand that the Company (A) will promptly, without further notice, sell or redeem my pledged shares if their redemption value declines below 130% of my Account Indebtedness to the extent necessary to satisfy my indebtedness or (B) will defer such action for a period of ten days after the date of mailing of the 150% notice; provided, however, that if the redemption value declines below 120% of my Account Indebtedness, the Company will promptly, without further notice, sell or redeem my pledged shares.

  I hereby instruct the Company to either:
  (CHECK EITHER A or B)

____ A. Sell or redeem my pledged shares promptly if the redemption value falls below 130% of my Account Indebtedness and the Company has not then received written or telegraphic agreement to deliver forthwith sufficient additional qualified collateral or make a sufficient cash payment to cause the redemption value to exceed 130% of my Account Indebtedness.

____ B. Refrain from selling or redeeming my pledged shares for a period of ten days after the date of mailing the 150% notice notwithstanding the fact that the redemption value falls below 130% of my Account Indebtedness; provided, however, that the Company may sell or redeem such pledged shares promptly if the redemption value falls below 120% of my Account Indebtedness. Although this will insure that I will have reasonable opportunity to either supply additional qualified collateral or make a cash payment, I understand that if I fail to do so the redemption value of my shares may be less than 130% of my Account Indebtedness at the time of sale.

Dated this______________day_____________________, 19___.

____________________________      ______________________________
Client's signature               Street

____________________________      ______________________________
Joint Signature                  City, State, Zip

HAMPSHIRE FUNDING, INC. hereby accepts and agrees to act under the foregoing Appointment and agreement.

HAMPSHIRE FUNDING, INC.

BY:_________________________
One Granite Place
Concord, New Hampshire 03301

                      OREGON SUPPLEMENT TO THE PROSPECTUS

An Oregon resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000. An investor in the Programs may invest no more than 10% of his or her net worth. Net worth in all of these cases is determined exclusive of residence, automobiles and furnishings.

Notwithstanding any language to the contrary in the Prospectus, the Company will give written notice to the Participant if the value of his or her pledged shares falls below 150% of this Account Indebtedness at any time between renewal dates. In such event and with notice from the Company, a Participant should consider the purchase and pledge of additional qualified collateral or a cash payment to reduce the Account Indebtedness. Assuming that the Participant has qualified shares available for pledge which the Company is holding as custodian, the Company shall pledge such shares with itself, without notice to the Participant, to meet the 150% requirement. For example, if a Participant's Account Indebtedness is $1,000 and the value of his or her pledged shares is $1,400, the Company will pledge with itself any shares available for pledge which it is holding, and if no such shares are being held, the Company will give the Participant notice to furnish additional qualified collateral or cash.

The Company will give the Participant seven days after mailing of notice of the 150% requirement to furnish additional qualified collateral or cash to prevent a possible decline of the value of the pledged shares below the 130% requirement, which would result in termination of the Program. If the value of the pledged shares during this seven day period declines below the 130% requirement, the Company will not terminate this Program until the seven day period has expired. If the value of the pledged shares declines below 130% after this seven day period, the Company will terminate the Program and notify the Participant of the termination.


Form 4-6815 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                         SUPPLEMENTAL INFORMATION FOR

                             PUERTO RICO RESIDENTS

This prospectus was submitted to the Insurance Commissioner of Puerto Rico for approval on April 2, 1997.

The text appearing under the heading "The Insurance Companies" on page 5 of the prospectus is supplemented by the following:

As of December 31, 1996 Chubb Life's liabilities were 2,562,944,362 and its paid-in capital was 325,327,175.


Form 4-00845 Ed. 4/97              Supplement to Prospectus Dated April 16, 1997

                        TEXAS SUPPLEMENT TO PROSPECTUS

A Texas resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000, with net worth determined in both cases exclusive of residence, automobiles and furnishings, as evidenced on his or her New Account Information form. In addition to this suitability requirement, the Texas Securities Board requires that the Broker-Dealer make every reasonable effort to asure that the Participant is suitable, based on all pertinent factors, including age, investment experience and investment objectives.

Irrespective of the statements on page 13 relative to the 130% collateral requirement, the Company will give telephone notice to Participants who are residents of the State of Texas when its records indicate that the value of pledged shares is less than 130% of the Account Indebtedness, as described herein. If a Participant does not furnish additional qualified collateral or make a cash payment to reduce Account Indebtedness within seven days, the Company will then exercise its right of termination.

The Company will furnish on a quarterly basis to Participants who are residents of Texas a statement of the Participant's Account.


Form 3-5791 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

                     VIRGINIA SUPPLEMENT TO THE PROSPECTUS

A Virginia resident may only invest in the Programs if he or she has an annual income of $30,000 and a net worth of $30,000, or a net worth of $75,000. An investor in the Programs may invest no more than 10% of his or her net worth. Net worth in all of these cases is determined exclusive of residence, automobiles and furnishings.


Form 4-6796 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

              AMENDMENT TO PROSPECTUS OF HAMPSHIRE FUNDING, INC.
                         FOR WISCONSIN RESIDENTS ONLY

Programs for the Acquisition of Mutual Fund Shares and Insurance Supplement to Prospectus Dated April 16, 1997

The text appearing under the heading "Margin and Collateral Requirements" on pages 12 through 14 of the Prospectus is supplemented by the following:

Notwithstanding any language to the contrary in the Prospectus, the Company will give notice to the Participant if the value of his/her pledged shares falls below 150% of his/her Account Indebtedness. At the time of execution of the Hampshire Funding, Inc. Program Agreement, the Participant will instruct the Company to either (a) sell or redeem the pledged shares promptly during the 10 days after the date of the mailing of the 150% notice, if the redemption value falls below 130% of the Participant's Account Indebtedness and the Company has not then received the Participant's written or telegraphic agreement to deliver forthwith sufficient additional qualified collateral or make a sufficient cash payment to cause the redemption value to exceed 130% of the Account Indebtedness; or (b) refrain from selling or redeeming pledged shares for a period of 10 days after the date of mailing the 150% notice, notwithstanding the fact that the redemption value falls below 130% of the Account Indebtedness; provided however, that if the redemption value declines below 120% of the Participant's Account Indebtedness, the Company will promptly, without further notice sell or redeem the Participant's pledged shares. The latter election will provide the Participant with an opportunity to either supply additional qualified collateral or make a cash payment. However, if the Participant fails to do so, the redemption value of his/her shares may be less than 130% of his/her Account Indebtedness at the time of sale.


Form 3-0962 Ed. 4/97               Supplement to Prospectus Dated April 16, 1997

           AGENCY AGREEMENT AND LIMITED POWER OF ATTORNEY AMENDMENT

Except for the repledge of my shares under a Custodial Agreement consistent with the Company's present practices, the Company shall not utilize any of my shares pledged as collateral security thereunder for the payment of any of the debts or liabilities of the Company nor for any other corporate purpose, except the repayment of my Account Indebtedness.

I understand that I will be notified by the Company by registered or certified mail at my last known address according to the Company's books and records should the redemption value of my pledged mutual fund shares decline below 150% of my Account Indebtedness. Such notice is given to afford me an opportunity to consider whether to purchase or deposit additional qualified shares for use as collateral under the loan, or in the alternative, to reduce my indebtedness by a cash payment. I further understand that the Company (A) will promptly, without further notice, sell or redeem my pledged shares if their redemption value declines below 130% of my Account Indebtedness to the extent necessary to satisfy my indebtedness or (B) will defer such action for a period of ten days after the date of mailing of the 150% notice; provided, however, that if the redemption value declines below 120% of my Account Indebtedness, the Company will promptly, without further notice, sell or redeem my pledged shares.

  I hereby instruct the Company to either:
  (CHECK EITHER A or B)

____ A. Sell or redeem my pledged shares promptly if the redemption value falls below 130% of my Account Indebtedness and the Company has not then received written or telegraphic agreement to deliver forthwith sufficient additional qualified collateral or make a sufficient cash payment to cause the redemption value to exceed 130% of my Account Indebtedness.

____ B. Refrain from selling or redeeming my pledged shares for a period of ten days after the date of mailing the 150% notice notwithstanding the fact that the redemption value falls below 130% of my Account Indebtedness; provided, however, that the Company may sell or redeem such pledged shares promptly if the redemption value falls below 120% of my Account Indebtedness. Although this will insure that I will have reasonable opportunity to either supply additional qualified collateral or make a cash payment, I understand that if I fail to do so the redemption value of my shares may be less than 130% of my Account Indebtedness at the time of sale.

Dated this______________day______________________, 19___.

___________________________       _____________________________
Client's signature               Street

___________________________       _____________________________
Joint Signature                  City, State, Zip

HAMPSHIRE FUNDING, INC. hereby accepts and agrees to act under the foregoing Appointment and agreement.

HAMPSHIRE FUNDING, INC.

BY:________________________
One Granite Place
Concord, New Hampshire 03301